2023
Payments to
governments
    Equinor 2023 Payments to governments

Gullfaks C
Equinor is an energy company, the largest oil and gas operator in
Norway, one of the world’s largest offshore operators, and a growing force in renewables and low carbon solutions. Present in around 30 countries with approximately 23,449 employees, we provide reliable energy for societies worldwide and aim to be a leading company in the energy transition with the ambition to become a net-zero company by
2050.
Below are some key figures from 2023.

USD 28 billion
Total taxes paid to governments
USD 677 million
Royalties paid
USD 152 million
Fees paid
USD 2.1 billion
Host govt. entitlements
28 mmboe
Host govt. entitlements
23,449
Employees across around 30 countries
    Equinor 2023 Payments to governments

Contents

4	Introduction
4	Basis for preparation
5	Reporting principles
7	Consolidated overview of payments
8	Payment per project and receiving entity
16	Contextual information at country level
17	Contextual information at Equinor group level
39	Other resources
40	Independent accountant’s limited assurance report
42	Board statement on Report on payments to governments
Mongstad
    Equinor 2023 Payments to governments

4	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Introduction
Equinor has prepared a report on payments to governments in
accordance with the Norwegian Accounting Act §3-3d and the Norwegian
Security Trading Act §5-5a. The companies involved in extractive and logging activities are required to disclose payments made to governments at project and country level and additional contextual information, consisting of certain legal, monetary, numerical and production volume information, related to the extractive part of the operations or to the entire group.
Executive summary
Equinor is engaged in upstream activities in several countries across the globe. In 2023, the countries where Equinor made payments to governments included Algeria, Angola, Argentina, Azerbaijan, Brazil,
Canada, Libya, Netherlands, Mexico, Nigeria, Norway, the UK, and the USA.
The total value contribution from these upstream activities in host countries amounts to USD 31 billion, of which taxes paid amounted to USD
28 billion, whereas royalties, fees, bonuses, and host government entitlements amounted to USD 3 billion.
Basis for preparation
The regulation requires Equinor to prepare a consolidated report for the previous financial year on direct payments to governments, including payments made by subsidiaries, joint operations and joint ventures, or on behalf of such entities involved in extractive activities. These activities include exploration, prospection, discovery, development and extraction of oil and natural gas.
    Equinor 2023 Payments to governments

5	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Reporting principles
The report includes payments made directly by
Equinor to governments, such as taxes and royalties.
Payments made by the operator of an oil and/or gas
licence on behalf of the licensed partners, such as
area fees, are also included in this report. For assets
where Equinor is the operator, the full payment made
on behalf of the whole partnership (100%) is included.
No payment will be disclosed in cases where Equinor
is not the operator, unless the operator is a state-
owned entity and it is possible to distinguish the
payment from other cost recovery items.
Host government production entitlements paid by the
licence operator are also included in the report. The
size of such entitlements can in some cases constitute
the most significant payments to governments.
For some of our projects, we have established a
subsidiary to hold the ownership in a joint venture. For
these projects, payments may be made to
governments in the country of operation as well as to
governments in the country where the subsidiary
resides.
Payments to governments are reported in the year
that the actual cash payment was made (cash
principle). Amounts included as contextual
information are reported in the year the transaction
relates to (accrual principle), regardless of when the
cash flows occurred, except for Income tax paid (cash
principle). Amounts are subject to rounding. Rounding
differences may occur in summary tables.
Government
In the context of this report, a government is defined
as any national, regional or local authority of a
country. It includes any department, agency or
undertaking (i.e. corporation) controlled by that
government.
Project definition
A project is defined as the operational activity
governed by a single contract, licence, lease,
concession or similar legal agreement and that forms
the basis for payment obligations to a government.
Payments not directly linked to a specific project but
levied at the company entity level, are reported at
that level.
Materiality
Payments constitute a single payment, or a series of
related payments that equal or exceed 800,000
NOK (USD 79,000) during the year. Payments below
the threshold in a given country will not be included in
the overview of projects and payments.
Reporting currency
Payments to governments in foreign currencies
(other than USD) are converted to USD using the
average annual 2023 exchange rate.
Reporting segments
Equinor’s payments to governments are made
through the reporting segments Exploration &
Production Norway and Exploration & Production
International. For more information on Equinor’s
reporting segments, reference is made to the 2023
Integrated annual report published on our website:
equinor.com/reports.
Payment types disclosed at project or legal
entity level that are relevant for Equinor
The following payment types are disclosed for legal
entities involved in extractive activities. They are
presented on a cash basis, net of any interest
expenses, whether paid in cash or in-kind. In-kind
payments are reported in millions of barrels of oil
equivalent and the equivalent cash value.
•Tax levied on the income, production or profits of
companies includes severance tax and taxes paid
in-kind. The value of taxes paid in-kind is
calculated based on the market price at the time
of the in-kind payment. Taxes levied on
consumption, such as value added tax, CO₂ fees,
personal income tax, sales tax, withholding tax,
property tax and environmental tax are excluded.
Negative amounts represent tax refunds received
from governments
•Royalties are usage-based payments for the right
to the ongoing use of an asset
•Fees are typically levied on the right to use a
geographical area for exploration, development
and production and include rental fees, area fees,
entry fees, concession fees and other
considerations for licences and/or concessions.
Administrative government fees that are not
specifically related to the extractive activities or
to access extractive resources, are excluded
•Bonuses are payments made when signing an oil
and gas lease, when discovering natural
resources and/or when production has
commenced. Bonuses often include signature-,
discovery- and production bonuses and are a
commonly used payment type, depending on the
petroleum fiscal regime. Bonuses can also include
elements of social contribution
•Host government production entitlements are the
host government’s share of production after oil
production has been allocated to cover costs and
expenses under a production sharing agreement
(PSA). Host government production entitlements
are most often paid in-kind. The value of these
payments is calculated based on the market price
at the time of the in-kind payment. For some PSAs,
the host government production entitlements are
sold by the operator, and the related costs are
split between the partners. For these contracts,
Equinor does not make payments directly to
governments, but to the operator
      Equinor 2023 Payments to governmentsPayments to governments

6	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The report discloses contextual information for legal
entities engaged in extractive activities in Equinor, as
listed below. All information is disclosed in accordance
with the accrual accounting principle.
•Investments are defined as additions to property,
plant and equipment (including leases),
capitalised exploration expenditures, intangible
assets, long-term share investments and
investments in associated companies
•Revenues associated with the production of crude
oil and natural gas related to our extractive
activities. Revenues include third party revenues
and other income, inter-segment revenues and
net income/ (loss) from equity accounted
investments. Cost shows the sum of operating
expenses, SG&A (sales, general and
administrative expenses) and exploration
expenses, adjusted for net impairments
•Equity production volumes are the volumes that
correspond to Equinor’s ownership interest in a
field and do not include production of the
Norwegian State’s share of oil and natural gas
Contextual information at entity level
The following contextual information is disclosed for
all of Equinor’s legal entities as of 31 December 2023.
The information is structured based on country of
incorporation, which is the jurisdiction in which the
company is registered.
•Country of operation is the country where the
company performs its main activities
•The description of the core business activity is
presented according to the business areas where
the business operations take place. Each
company is associated to a business area as
shown in the contextual information at Equinor
group level.
•Number of employees (per company) is based on
the registered company location. The actual
number of employees present in a country can
deviate from the reported figures due to
expatriation. In some companies there are no
employees. These may purchase man-hours from
other companies in the Equinor group, as
applicable
•Net intercompany interest is the company’s net
intercompany interest expense (interest expense
minus interest income) to companies in another
jurisdiction. Interest between companies within the
same jurisdiction is eliminated. Intercompany
interest is the interest levied on long-term and
short-term borrowings within the Equinor group
•Revenues as presented in the Consolidated
statement of income in the 2023 Integrated
annual report, including third party revenues and
other income, inter-company revenues and net
income/ (loss) from equity accounted investments
•Income before tax as presented in the
Consolidated statement of income in the 2023
Integrated annual report
•Income tax expense as defined in note 11 of the
Consolidated financial statements in the 2023
Integrated annual report
•Income tax paid are reconciled to the amount
presented in the Consolidated statement of cash
flows in the 2023 Integrated annual report and in
addition include taxes paid in-kind in Algeria,
Libya, and Nigeria
•Retained earnings include the gains and losses
accumulated by the companies together with
currency translation adjustments and other
comprehensive income. Being part of
shareholders equity, retained earnings are
presented as reported in Equinor accounting
system for consolidation purposes
•Retained earnings can be impacted by the
dividend paid, group contributions and
reclassifications between paid in capital and
retained earnings. The retained earnings as
presented in this report may be different
compared to the figures in the statutory financial
statement due to the differences in functional
currency and accounting principles for group
reporting versus local requirements.
•The parent company’s shares in subsidiaries are
not considered for impairment when the local
statutory reporting is based on accounting
principles different from IFRS® Accounting
Standards or there are no local statutory
requirements for impairment since these effects
would be eliminated on the group reporting.
    Equinor 2023 Payments to governments

7	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Consolidated overview
The consolidated overview below discloses the sum
(total) of Equinor’s payments to governments in each
country, according to the payment type. The overview
is based on the location of the receiving government.
The total payments to each country may be different
from the total payments disclosed in the overview of
payments for each project in the report. This is
because payments disclosed for each project relate
to the country of operation, irrespective of the
location of the receiving government. In 2023, there
has been a significant decrease in tax payments
mainly due to lower liquids and gas prices.

Payments to governments per country related to extractive activities (in USD millions)	Taxes¹⁾	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Algeria	161	-	-	-	281	6	442
Angola	404	-	-	-	1,104	13	1,508
Argentina	-	25	7	-	-	-	31
Azerbaijan	50	-	-	-	485	6	534
Brazil	1	205	65	-	-	-	270
Canada	(2)	65	2	-	-	-	66
Colombia	-	-	-	-	-	-	-
India	-	-	-	-	-	-	-
Libya	87	-	-	-	92	1	179
Netherlands	26	-	-	-	-	-	26
Nicaragua	-	-	-	-	-	-	-
Nigeria	141	71	9	-	176	2	397
Norway	26,999	26	60	-	-	-	27,085
Tanzania	-	-	-	-	-	-	-
UK	25	-	4	-	-	-	30
USA	108	285	5	-	-	-	398
Total 2023	28,001	677	152	-	2,138	28	30,967

Total 2022	45,248	506	401	2	3,026	34	49,183

1) Taxes paid includes taxes paid in-kind
This report covers payments made directly by
Equinor to governments, such as taxes and royalties.
Payments made by the operator of an oil and/or gas
licence on behalf of the licensed partners, such as
area fees, are included. For assets where Equinor is
the operator, the full payment made on behalf of the
whole partnership  (100%) is reported. In cases,
where Equinor is not the operator, payments are not
disclosed, unless the operator is a state-owned entity
and it is possible to distinguish the  payment from
other cost recovery items. Host government
production entitlements paid by the licence operator
are reported.
    Equinor 2023 Payments to governments

8	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Country details – payment per project and receiving government entity

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Algeria
Payments per project
Equinor In Salah AS	68.1	-	-	-	-	-	68.1
Equinor In Amenas AS	93.0	-	-	-	-	-	93.0
In Amenas	-	-	-	-	30.2	0.8	30.2
In Salah	-	-	-	-	250.9	5.3	250.9
Total	161.1	-	-	-	281.1	6.1	442.2
Payments per government
Sonatrach¹⁾	161.1	-	-	-	281.1	6.1	442.2
Total	161.1	-	-	-	281.1	6.1	442.2

Angola
Payments per project
Equinor Dezassete AS	134.5	-	-	-	-	-	134.5
Equinor Angola Block 17 AS	178.8	-	-	-	-	-	178.8
Equinor Angola Block 15 AS	36.9	-	-	-	-	-	36.9
Equinor Angola Block 31 AS	80.0	-	-	-	-	-	80.0
Equinor Angola Block 15/06 Award AS	0.2	-	-	-	-	-	0.2
Equinor Angola Block 25 AS	0.1	-	-	-	-	-	0.1
Equinor Angola Block 40 AS	0.1	-	-	-	-	-	0.1
Equinor Angola Block 29 AS	0.1	-	-	-	-	-	0.1
Equinor Angola Block 1/14 AS	0.1	-	-	-	-	-	0.1
Girassol	-	-	-	-	151.7	1.9	151.7
Pazflor	-	-	-	-	93.3	1.2	93.3
Rosa	-	-	-	-	128.9	1.6	128.9
Kizomba A	-	-	-	-	139.7	1.3	139.7
Kizomba B	-	-	-	-	40.4	0.6	40.4
Mondo Kiz C	-	-	-	-	25.2	0.3	25.2
Dalia	-	-	-	-	458.7	5.5	458.7
Clov	-	-	-	-	48.4	0.6	48.4
      Equinor 2023 Payments to governmentsPayments to governments

9	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

PSVM	-	-	-	-	18.2	0.2	18.2
Total	430.9	-	-	-	1,104.4	13.1	1,535.4
Payments per government
BNA - Banco Nacional de Angola	403.9	-	-	-	-	-	403.9
Kemneren i Stavanger	27.0	-	-	-	-	-	27.0
Sonangol EP	-	-	-	-	1,104.4	13.1	1,104.4
Total	430.9	-	-	-	1,104.4	13.1	1,535.4

Argentina
Payments per project
Bandurria Sur	-	22.4	-	-	-	-	22.4
Bajo del Toro	-	1.1	5.5	-	-	-	6.6
Exploration Argentina	-	1.5	1.0	-	-	-	2.4
Total	-	25.0	6.5	-	-	-	31.5
Payments per government
Provincia del Neuquen - Administración	-	25.0	-	-	-	-	25.0
AFIP Administracion Federal de Ingresos	-	-	6.5	-	-	-	6.5
Total	-	25.0	6.5	-	-	-	31.5

Azerbaijan⁴⁾
Payments per project
Equinor Apsheron AS	66.7	-	-	-	-	-	66.7
Equinor BTC Caspian AS	6.5	-	-	-	-	-	6.5
Azeri-Chirag-Gunashli (ACG)	-	-	-	-	484.7	5.8	484.7
Total	73.2	-	-	-	484.7	5.8	557.9
Payments per government
Kemneren i Stavanger	23.6	-	-	-	-	-	23.6
Azerbaijan Main Tax Office	46.9	-	-	-	-	-	46.9
BP Exploration (Caspian Sea) Ltd.	2.7	-	-	-	-	-	2.7
SOCAR - The State Oil Company of the Azerbaijan Republic	-	-	-	-	484.7	5.8	484.7
Total	73.2	-	-	-	484.7	5.8	557.9

      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

10	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Brazil
Payments per project
South Atlantic Holding B.V.	0.2	-	-	-	-	-	0.2
Equinor Energy do Brasil Ltda	0.6	85.3	-	-	-	-	85.9
Roncador	-	-	61.6	-	-	-	61.6
Exploration Brazil	-	-	0.8	-	-	-	0.8
Peregrino Phase II	-	4.0	0.1	-	-	-	4.1
Peregrino	-	115.5	2.4	-	-	-	117.9
Total	0.8	204.8	64.7	-	-	-	270.4
Payments per government
Belastingdienst CBA	0.2	-	-	-	-	-	0.2
Ministerio da Fazenda - Royalties	-	204.8	-	-	-	-	204.8
Ministerio da Fazenda - PE	-	-	61.6	-	-	-	61.6
Ministerio da Fazenda - IR	0.6	-	-	-	-	-	0.6
Agência Nacional de Petróleo, Gás Natural e Biocombustíveis	-	-	3.2	-	-	-	3.2
Total	0.8	204.8	64.7	-	-	-	270.4

Canada
Payments per project
Equinor Canada Ltd.	(2.0)	-	-	-	-	-	(2.0)
Exploration Canada	-	-	2.4	-	-	-	2.4
Hibernia	-	47.8	-	-	-	-	47.8
Hebron	-	17.4	-	-	-	-	17.4
Total	(2.0)	65.2	2.4	-	-	-	65.6
Payments per government
Government of Canada	-	29.0	-	-	-	-	29.0
Government of Newfoundland and Labrador	-	27.8	-	-	-	-	27.8
Canada Development investment Corp.	-	8.4	-	-	-	-	8.4
Canada-Newfoundland and Labrador Offshore Petr. Board	-	-	0.9	-	-	-	0.9
Government of Alberta	(0.3)	-	-	-	-	-	(0.3)
Receiver General Of Canada	(1.7)	-	1.5	-	-	-	(0.1)
Total	(2.0)	65.2	2.4	-	-	-	65.6

      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

11	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

India
Payments per project
Equinor India AS	0.9	-	-	-	-	-	0.9
Total	0.9	-	-	-	-	-	0.9
Payments per government
Kemneren i Stavanger	0.9	-	-	-	-	-	0.9
Total	0.9	-	-	-	-	-	0.9

Libya
Payments per project
Equinor Murzuq AS	86.7	-	-	-	92.0	1.1	178.7
Equinor Libya AS	0.1	-	-	-	-	-	0.1
Equinor Energy Libya AS	1.8	-	-	-	-	-	1.8
Total	88.6	-	-	-	92.0	1.1	180.6
Payments per government
Tax Department Libya²⁾	86.7	-	-	-	92.0	1.1	178.7
Kemneren i Stavanger	1.9	-	-	-	-	-	1.9
Total	88.6	-	-	-	92.0	1.1	180.6

Netherlands
Payments per project
Equinor Holding Netherlands B.V.	26.0	-	-	-	-	-	26.0
Total	26.0	-	-	-	-	-	26.0
Payments per government
Belastingdienst	26.0	-	-	-	-	-	26.0
Total	26.0	-	-	-	-	-	26.0

Nigeria⁵⁾
Payments per project
Equinor Nigeria AS	17.3			-			17.3
Equinor Nigeria Energy Company Limited	124.2	-	-	-	-	-	124.2
Nigeria BL 217	-	-	2.4	-	-	-	2.4
Nigeria BL 218	-	-	0.2	-	-	-	0.2
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

12	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Exploration Nigeria	-	-	2.6	-	-	-	2.6
Agbami	-	70.7	6.5	-	176.0	2.3	253.2
Total	141.5	70.7	9.1	-	176.0	2.3	397.3
Payments per government
Nigerian National Petroleum Corporation³⁾	124.2	-	-	-	176.0	2.3	300.2
Niger Delta Development Commission	-	-	9.1	-	-	-	9.1
The Federal Inland Revenue Service	17.3	-	-	-	-	-	17.3
Central Bank of Nigeria Education Tax	-	70.7	-	-	-	-	70.7
Total	141.5	70.7	9.1	-	176.0	2.3	397.3

Norway
Payments per project
Equinor Energy AS	26,924.6	-	-	-	-	-	26,924.6
Equinor Nigeria AS	9.6	-	-	-	-	-	9.6
Equinor Global New Ventures 2 AS	0.1	-	-	-	-	-	0.1
Equinor E&P Americas AS	0.4	-	-	-	-	-	0.4
Snøhvit, Johan C and Barents Exploration	-	-	7.3	-	-	-	7.3
Asgard, Mikkel & Morvin Exploration	-	-	2.1	-	-	-	2.1
Kristin	-	-	3.5	-	-	-	3.5
Norne	-	-	0.9	-	-	-	0.9
Åsgard	-	-	0.3	-	-	-	0.3
Tyrihans	-	-	0.1	-	-	-	0.1
Yttergryta	-	-	0.1	-	-	-	0.1
NCS	-	-	0.3	-	-	-	0.3
Exploration FLX	-	-	(0.3)	-	-	-	(0.3)
Gullfaks	-	-	2.4	-	-	-	2.4
Gina Krog	-	26.3	-	-	-	-	26.3
Johan Sverdrup and Martin Linge Exploration	-	-	4.1	-	-	-	4.1
Kvitebjørn, Visund, Grane, Heimdal, Valemon Exploration	-	-	4.2	-	-	-	4.2
Oseberg Exploration	-	-	9.7	-	-	-	9.7
Sleipner Exploration	-	-	3.5	-	-	-	3.5
Snorre Exploration	-	-	6.4	-	-	-	6.4
Troll Exploration	-	-	15.0	-	-	-	15.0
Total	26,934.6	26.3	59.7	-	-	-	27,020.7
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

13	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Payments per government
Oljedirektoratet	—	—	59.7	—	—	—	59.7
Skatteetaten	26,887.8	—	—	—	—	—	26,887.8
SDØE v/Petoro AS	—	26.3	—	—	—	—	26.3
Kemneren i Stavanger	46.8	—	—	—	—	—	46.8
Total	26,934.6	26.3	59.7	—	—	—	27,020.7

Russia
Payments per project
Equinor Russia Energy AS	0.8	—	—	—	—	—	0.8
Equinor Russia AS	1.7	—	—	—	—	—	1.7
Equinor Russia Holding AS	7.1	—	—	—	—	—	7.1
Statoil Kharyaga AS	1.1	—	—	—	—	—	1.1
Total	10.7	—	—	—	—	—	10.7
Payments per government
Kemneren i Stavanger	10.5	—	—	—	—	—	10.5
UFK MF RF (N47)	0.2	—	—	—	—	—	0.2
Total	10.7	—	—	—	—	—	10.7

Tanzania
Payments per project
Equinor Tanzania AS	0.3	—	—	—	—	—	0.3
Total	0.3	—	—	—	—	—	0.4
Payments per government
Kemneren i Stavanger	0.3	—	—	—	—	—	0.3
Total	0.3	—	—	—	—	—	0.4

UK
Payments per project
Equinor WOS Limited	15.7	—	—	—	—	—	15.7
Equinor UK Limited	9.6	—	—	—	—	—	9.6
UK Utgard	—	—	0.2	—	—	—	0.2
Exploration UK Offshore	—	—	1.9	—	—	—	1.9
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14	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Barnacle	—	—	0.2	—	—	—	0.2
Mariner	—	—	0.5	—	—	—	0.5
Rosebank	—	—	1.3	—	—	—	1.3
Statfjord UK	—	—	0.4	—	—	—	0.4
Total	25.2	—	4.5	—	—	—	29.7
Payments per government
Oil And Gas Authority	—	—	4.5	—	—	—	4.5
HM Revenue & Customs	25.2	—	—	—	—	—	25.2
Total	25.2	—	4.5	—	—	—	29.7

USA
Payments per project
Equinor USA Onshore Properties Inc.	61.8	—	—	—	—	—	61.8
Equinor US Holdings Inc.	46.4	—	—	—	—	—	46.4
Offshore Gulf of Mexico	—	284.7	—	—	—	—	284.7
Exploration US	—	—	4.8	—	—	—	4.8
Total	108.2	284.7	4.8	—	—	—	397.7
Payments per government
State of Ohio Department of Taxation	1.4	—	—	—	—	—	1.4
State of West Virginia	14.5	—	—	—	—	—	14.5
Illinois Department of Revenue	(2.4)	—	—	—	—	—	(2.4)
Pennsylvania Dept. of Revenue	45.9	—	—	—	—	—	45.9
Missouri Department of Revenue	0.4	—	—	—	—	—	0.4
NYC Department of Finance	0.3	—	—	—	—	—	0.3
Montana Department of Revenue	0.1	—	—	—	—	—	0.1
Internal Revenue Service	46.2	—	—	—	—	—	46.2
Texas Comptroller of Public Accounts	1.8	—	—	—	—	—	1.8
Office of Natural Resources Revenue	—	284.7	4.8	—	—	—	289.5
Total	108.2	284.7	4.8	—	—	—	397.7

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15	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

(in USD millions)	Taxes	Royalties	Fees	Bonuses	Host government entitlements (in USD millions)	Host government entitlements (mmboe)	Total (value) 2023

Venezuela
Payments per project
Equinor Energy Orinoco AS	0.1	—	—	—	—	—	0.1
Equinor Energy Venezuela AS	0.1	—	—	—	—	—	0.1
Total	0.2	—	—	—	—	—	0.2
Payments per government
Kemneren i Stavanger	0.2	—	—	—	—	—	0.2
Total	0.2	—	—	—	—	—	0.2

1) Algeria – Tax payments in-kind to Sonatrach of 3.0 mmboe were valued at USD 161 million.
2) Libya – Tax payments in-kind to Tax Department Libya of 1.0 mmboe were valued at USD 87 million.
3) Nigeria – Tax payments in-kind to Nigerian National Petroleum Corporation of 1.5 mmboe were valued at USD 116 million.
4) Equinor sold its assets in Azerbaijan to SOCAR on 22 December 2023.
5) Equinor sold its Nigeria business, including its share in Agbami oil field, to Chappal Energies on 29 November 2023.
    Equinor 2023 Payments to governments

16	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at country level
The contextual information on investments, revenues,
cost and equity production volumes is disclosed for
each country and relates only to Equinor’s entities
engaged in extractive activities, covering the
exploration, prospecting, discovery, development and
extraction of oil and natural gas. The contextual
information reported is based on data collected
mainly for the purpose of financial reporting and is
reconciled
to the numbers reported for the Exploration and
Production segments of Equinor in the 2023
Integrated annual report.

Contextual information per country for Exploration & Production segments (in USD millions)	Investments	Revenues	Cost²⁾	Equity production volume (mmboe)

Algeria	72	504	88	16
Angola	466	1,794	299	38
Argentina	223	270	150	5
Azerbaijan	120	351	71	10
Brazil	1,493	2,127	639	32
Canada	37	457	185	5
Ireland	1	213	308	1
Libya	7	134	4	3
Mexico	-	-	3	-
Netherlands	-	-	25	-
Nigeria	17	400	91	7
Norway	5,939	38,342	4,331	502
Russia	-	3	12	-
Suriname	-	-	3	-
Tanzania	-	-	9	-
UK	1,939	777	281	10
USA	1,206	4,319	1,477	132
Venezuela	-	-	1	-
Total¹⁾	11,521	49,690	7,979	760

1) The total amounts correspond to the sum of the relevant numbers reported in the Exploration and Production segments in note 5 of the Consolidated financial statements in the 2023 Integrated annual report.

2) Cost includes operating expenses, selling, general and administrative expenses, and exploration expenses, without net impairments as presented in the Consolidated financial statements in the 2023 Integrated annual report.

    Equinor 2023 Payments to governments

17	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Contextual information at Equinor group level
The table below is an overview of all legal entities in
the Equinor group by country of incorporation as of
31 December 2023. It presents the following
information per each company: the number of
employees, net intercompany interest to companies in
other jurisdictions, short description of the company’s
activity, revenues including intercompany revenues,
income before tax, current income tax expense,
income tax paid and retained earnings. The total
amounts are reconciled to the Group Consolidated
financial statements in the 2023 Integrated annual
report and prepared in compliance with IFRS
Accounting
Standards. The numbers in Contextual information
table based on country of operation may deviate
from table based on country of incorporation as
county of operation could be different than country of
incorporation. Prior period corrections are reflected
in the current year, normally due to statutory
reporting
finalized after the annual group report. Retained
earnings as presented in the table below will be
decreased by the dividend paid and increased or
decreased by group contributions and
reclassifications between paid in capital and retained
earnings.

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Albania
Danske Commodities Albania Sh.p.k	Albania	MMP	-	(1)	1	-	-	-	-
Total			-	(1)	1	.	-	-	-

Argentina
Bandurria Sur Investments SA	Argentina	EPI	-	-	-	-	-	-	-
Cordillera Solar VIII S.A.	Argentina	REN	-	-	-	-	-	-	-
Equinor Argentina SAU	Argentina	EPI	-	-	222	(13)	(11)	(1)	466
Scatec Equinor Solutions Argentina SA	Argentina	REN	-	-	-	-	-	-	-
Total			-	-	222	(13)	(11)	(1)	466

Australia
Tasmania Offshore Wind Energy Partners PtY Limited	Australia	REN	-	-	-	-	-	-	-
Danske Commodities Australia Pty Ltd	Australia	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Belgium
Equinor Energy Belgium NV	Belgium	MMP	66	-	-	-	-	-	-
Total			66	-	-	-	-	-	-
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18	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Bosnia and Herzegovina
Danske Commodities BH d.o.o.	Bosnia and Herzegovina	MMP	1	-	-	-	-	-	-
Total			1	-	-	-	-	-	-

Brazil
Acarau Wind Holding B.V.	Brazil	REN	-	-	-	-	-	-	-
Danske Commodities Comercializadora de Energia Ltd	Brazil	MMP	11	-	4	1	(1)	-	1
Equinor Brasil Energia Ltda.	Brazil	EPI	864	(623)	1,333	(602)	306	17	(3,926)
Equinor Energy do Brasil Ltda	Brazil	EPI	64	-	883	295	(25)	-	270
Horus Investimentos S.A.	Brazil	REN	-	-	11	(15)	-	-	(185)
Mendubim Geração De Energia S.A.	Brazil	REN	-	-	-	-	-	-	-
Mendubim Solar EPC LTDA.	Brazil	REN	-	-	-	-	-	-	-
Total			939	(624)	2,231	(321)	280	17	(3,840)

British Virgin Island
Spinnaker (BVI) 242 LTD	USA	EPI	-	-	-	-	-	-	-
Spinnaker Exploration (BVI) 256 LTD	USA	EPI	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Canada
Equinor Canada Holdings Corp.	Canada	EPI	-	-	-	-	-	-	1
Equinor Canada Ltd.	Canada	EPI	70	-	457	220	(108)	2	(1,959)
Total			70	-	457	220	(108)	2	(1,959)

China
Beijing Equinor Business Consulting Service Co. Ltd	China	MMP	8	-	-	-	-	-	3
Total			8	-	-	-	-	-	3
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19	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Czech Republic
Danske Commodities A/S, organizacní složka (branch of Danske Commodities A/S)	Czech Republic	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Denmark
BeGreen ApS	Denmark	REN	-	-	1	(15)	3	-	(2)
BeGreen 2018-30 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2018-30 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-34 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-34 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-36 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2020-36 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-38 ApS, Komplementarselskabet	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-38 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-39 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-40 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-41 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2021-42 P/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-44 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-45 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-46 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-47 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-48 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen 2022-50 K/S	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2018-30 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2020-34 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2020-36 ApS	Denmark	REN	-	-	-	-	-	-	-
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20	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

BeGreen Holding 2021-38 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-39 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-40 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-41 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2021-42 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-44 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-45 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-46 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-47 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-48 ApS	Denmark	REN	-	-	-	-	-	-	-
BeGreen Holding 2022-50 ApS	Denmark	REN	-	-	-	-	-	-	-
Danske Commodities A/S	Denmark	MMP	446	113	3,350	398	(84)	(35)	880
Equinor Danmark A/S	Denmark	MMP	-	10	-	24	(2)	-	113
Equinor Solar Power Denmark A/S	Denmark	REN	1	(9)	-	(27)	3	-	(17)
Komplementarselskabet BeGreen 2021-39 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-40 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-41 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2021-42 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-44 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-45 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-46 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-47 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-48 ApS	Denmark	REN	-	-	-	-	-	-	-
Komplementarselskabet BeGreen 2022-50 ApS	Denmark	REN	-	-	-	-	-	-	-
Total			447	115	3,351	380	(80)	(35)	975

France
Equinor Renewables France SAS	France	REN	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-
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21	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Germany
Danske Commodities Deutschland GmbH	Germany	MMP	2	-	1	-	-	-	-
Equinor Deutschland GmbH	Germany	MMP	12	2	-	2	(7)	(5)	81
Equinor Deutschland Renewables Holding GmbH	Germany	REN	-	-	-	-	-	-	-
Equinor Property Deutschland GmbH	Germany	MMP	-	-	-	-	-	-	-
Equinor Renewables Deutschland GmbH	Germany	REN	-	-	-	(2)	-	-	(17)
Equinor Storage Deutschland GmbH	Germany	MMP	5	1	52	30	(1)	-	33
Equinor Wind A Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Equinor Wind B Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Equinor Wind C Deutschland GmbH	Germany	REN	-	-	-	-	-	-	-
Offshore 1 Management GmbH	Germany	REN	-	-	-	-	-	-	-
Offshore 2 Management GmbH	Germany	REN	-	-	-	-	-	-	-
Offshore 3 Management GmbH	Germany	REN	-	-	-	-	-	-	-
Total			19	4	53	31	(8)	(5)	97

India
Equinor India Private Limited	India	EPI	4	-	-	1	-	-	-
Total			4	-	-	1	-	-	-

Ireland
Equinor Energy Ireland Limited		EPI	-	-	-	-	-	-	-
Equinor Ireland Limited	Ireland	EPI	-	-	-	-	-	-	2
Total			-	-	-	-	-	-	2

Japan
Equinor Japan G.K.	Japan	REN	9	-	-	-	-	-	-
Yurihonjo Mirai Energy G.K.	Japan	REN	-	-	-	-	-	-	-
Total			9	-	-	-	-	-	-
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22	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Kosovo
Danske Commodities Kosovo SH.P.K.	Kosovo	MMP	-	(1)	1	-	-	-	-
Total			-	(1)	1	-	-	-	-

Mexico
Equinor Mexico Trading, S.A. de C.V.	Mexico	MMP	-	-	-	-	-	-	-
Equinor Upstream Mexico, S.A. de C.V.	Mexico	EPI	-	(1)	-	(4)	-	-	(139)
Total			-	(1)	-	(4)	-	-	(139)

Macedonia
Danske Commodities DOOEL Skopje	Macedonia	MMP	1	-	-	-	-	-	-
Total			1	-	-	-	-	-	-

Netherlands
Acarau Wind Holding B.V.	Netherlands	REN	-	-	-	-	-	-	-
Equinor Energy Ventures Fund B.V.	Netherlands	TDI	-	-	-	(26)	1	1	(31)
Equinor Abu Dhabi B.V.	Netherlands	EPI	-	-	-	-	-	-	(29)
Equinor Algeria B.V.	Algeria	EPI	-	-	-	2	-	-	(52)
Equinor Argentina B.V.	Argentina	EPI	6	-	18	(65)	1	1	(193)
Equinor Australia B.V.	Australia	EPI	1	1	(6)	(6)	-	-	(277)
Equinor Azerbaijan Ashrafi Dan Ulduzu Aypara B.V.	Azerbaijan	EPI	-	-	-	(1)	-	-	(56)
Equinor Azerbaijan Karabagh B.V.	Azerbaijan	EPI	-	-	23	21	-	-	(210)
Equinor Holding Netherlands B.V.	Netherlands	EPI	19	156	-	117	(18)	(28)	204
Equinor International Netherlands B.V.	Netherlands	EPI	-	1	-	-	-	-	287
Equinor New Energy B.V.	Japan	REN	-	-	(1)	-	-	-	-
Equinor New Zealand B.V.	New Zealand	EPI	-	-	-	-	-	-	(76)
Equinor Nicaragua B.V.	Nicaragua	EPI	-	-	-	-	-	-	(65)
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23	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor Renewables B.V.	Netherlands	REN	-	4	1	(14)	-	-	(15)
Equinor Renewables Brazil B.V.	Netherlands	REN	-	-	-	-	-	-	-
Equinor Solar Power B.V.	Netherlands	REN	-	-	-	(2)	-	-	(2)
Equinor South Africa B.V.	South Africa	EPI	-	-	-	-	-	-	(93)
Equinor Suriname B54 B.V.	Suriname	EPI	-	-	-	-	-	-	(35)
Equinor Suriname B59 B.V.	Suriname	EPI	-	-	-	(4)	-	-	(25)
Equinor Suriname B60 B.V.	Suriname	EPI	-	-	-	-	-	-	(12)
Scatec Solar Brazil B.V.	Brazil	REN	-	-	-	-	-	-	-
Scatec Solar Brazil Solidao B.V.	Brazil	REN	-	-	-	-	-	-	-
Scatec Solar Solutions Brazil B.V.	Brazil	REN	-	-	-	-	-	-	-
Solidao Holding B.V.	Brazil	REN	-	-	-	-	-	-	-
Statoil Colombia B.V.	Colombia	EPI	-	-	-	-	-	-	(122)
Statoil Middle East Services Netherlands B.V.	Iraq	EPI	-	1	-	-	-	-	(187)
Statoil Uruguay B.V.	Uruguay	EPI	-	-	-	-	-	-	(74)
Total			26	162	37	22	(16)	(27)	(1,060)

Nigeria
Equinor Nigeria Deep Water Limited	Nigeria	EPI	-	-	-	-	-	-	(35)
Equinor Nigeria Energy Company Limited	Nigeria	EPI	10	20	400	300	(129)	(124)	274
Equinor Nigeria Outer Shelf Limited	Nigeria	EPI	-	-	-	-	-	-	(148)
Spinnaker Exploration 256 LTD (Nigeria)	Nigeria	EPI	-	-	-	-	-	-	(13)
Spinnaker Nigeria 242 LTD	Nigeria	EPI	-	-	-	-	-	-	(16)
Total			10	20	400	301	(129)	(124)	61

Norway
Energi I Nord AS	Norway	REN	-	-	-	-	-	-	-
Equinor Algeria AS	Algeria	EPI	20	-	-	(5)	-	-	(4)
Equinor Angola AS	Angola	EPI	-	-	1	(2)	-	-	7
Equinor Angola Block 1/14 AS	Angola	EPI	-	-	-	(4)	-	-	(4)
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

24	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor Angola Block 15 AS	Angola	EPI	-	5	243	134	(94)	(37)	(128)
Equinor Angola Block 15/06 Award AS	Angola	EPI	-	-	-	-	4	-	4
Equinor Angola Block 17 AS	Angola	EPI	16	18	760	519	(225)	(179)	386
Equinor Angola Block 25 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 29 AS	Angola	EPI	-	-	-	(1)	-	-	(1)
Equinor Angola Block 31 AS	Angola	EPI	-	6	220	149	(95)	(80)	66
Equinor Angola Block 31/21 AS	Angola	EPI	-	-	-	-	-	-	-
Equinor Angola Block 40 AS	Angola	EPI	-	-	-	-	-	-	(31)
Equinor Angola Block 46 AS	Angola	EPI	-	1	-	-	-	-	(1)
Equinor Angola Block 47 AS	Angola	EPI	-	1	-	-	-	-	(1)
Equinor Apsheron AS	Azerbaijan	EPI	9	6	341	(136)	32	(67)	573
Equinor Argentina AS	Argentina	EPI	-	2	41	9	(2)	(1)	(308)
Equinor ASA	Norway	Parent	20,146	76	62,421	29,186	(618)	(469)	38,700
Equinor Asset Management AS	Norway	EPI	18	-	12	4	(1)	(1)	11
Equinor BTC Caspian AS	Azerbaijan	EPI	-	1	(13)	(69)	-	(4)	(105)
Equinor BTC Finance AS	Norway	EPI	-	1	-	11	-	-	308
Equinor China AS	China	MMP	-	-	-	-	-	-	(19)
Equinor Dezassete AS	Angola	EPI	-	14	570	402	(169)	(135)	325
Equinor E&P Americas AS	Norway	EPI	-	5	-	1	(1)	-	(6)
Equinor Energy AS	Norway	EPN	-	474	42,083	32,954	(24,029)	(26,783)	19,206
Equinor Energy International AS	Norway	EPI	-	9	-	(17)	3	-	(125)
Equinor Energy International Venezuela AS	Venezuela	EPI	-	-	-	1	-	-	(11)
Equinor Energy Libya AS	Libya	EPI	-	2	-	5	(2)	(2)	(63)
Equinor Energy Orinoco AS	Venezuela	EPI	-	-	-	-	-	-	(6)
Equinor Energy Venezuela AS	Venezuela	EPI	-	-	-	-	-	-	(605)
Equinor Gas Marketing Europe AS	Norway	MMP	-	-	-	-	-	-	(1)
Equinor Global Projects AS	Norway	EPI	-	-	-	-	-	-	-
Equinor Hassi Mouina AS	Algeria	EPI	-	-	-	-	-	-	-
Equinor In Amenas AS	Algeria	EPI	-	4	234	119	(72)	(93)	47
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

25	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor In Salah AS	Algeria	EPI	-	8	270	97	(55)	(68)	93
Equinor India AS	India	EPI	-	-	-	-	-	(1)	(2)
Equinor Insurance AS	Norway	Insurance	4	-	141	294	(46)	-	1,857
Equinor International Well Response Company AS	Norway	PDP	-	1	-	2	(1)	(1)	(15)
Equinor Libya AS	Libya	EPI	5	-	-	(2)	-	-	(3)
Equinor LNG Ship Holding AS	Norway	MMP	-	-	7	10	(1)	(1)	5
Equinor Low Carbon Solution AS	Norway	MMP	-	-	-	-	-	-	-
Equinor Metanol ANS	Norway	MMP	-	-	95	(2)	-	-	33
Equinor Murzuq Area 146 AS	Libya	EPI	-	-	-	-	-	-	(3)
Equinor Murzuq AS	Libya	EPI	-	2	134	118	(84)	(87)	102
Equinor New Energy AS	Norway	REN	-	2	-	5	(1)	(1)	19
Equinor Nigeria AS	Norway	EPI	-	10	-	177	(19)	(27)	195
Equinor Norsk LNG AS	USA	MMP	-	7	-	(35)	(1)	-	(40)
Equinor North Caspian AS	Kazakhstan	EPI	-	-	-	-	-	-	-
Equinor Oil & Gas Mozambique AS	Mozambique	EPI	-	-	-	-	-	-	(1)
Equinor Refining Norway AS	Norway	MMP	-	72	746	1,152	2	(2)	1,486
Equinor Russia Energy AS	Russia	EPI	2	-	3	(3)	-	(1)	(19)
Equinor Russia Holding AS	Russia	EPI	-	3	-	(9)	-	(7)	(714)
Equinor Services Mexico AS	Mexico	EPI	-	-	-	-	-	-	(5)
Equinor Solar Power AS	Norway	MMP	-	5	-	1	(2)	(1)	-
Equinor Tanzania AS	Tanzania	EPI	10	-	-	(10)	-	-	(262)
Equinor Trading International AS	Norway	MMP	-	-	-	-	-	-	(2)
Equinor UK Limited - NUF	UK	EPI	-	3	18	21	-	-	79
Equinor Ventures AS	Norway	TDI	-	3	(6)	(39)	2	-	(152)
Equinor Wind Power AS	Norway	REN	-	(9)	(13)	(74)	(11)	(2)	(140)
Hywind AS	Norway	REN	-	-	-	-	-	-	(5)
K/S Rafinor A/S	Norway	MMP	-	1	-	3	-	-	31
Margrethe Jørgensens Vei 13 AS	Norway	Admin	-	-	-	-	-	-	-
Mongstad Terminal DA	Norway	MMP	-	1	98	37	-	-	16
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26	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Rafinor AS	Norway	MMP	-	-	-	-	-	-	-
Sandsliveien 90 AS	Norway	Admin	-	-	-	-	-	-	-
Statholding AS	Norway	EPI	-	16	-	(30)	(3)	-	(33)
Statoil Cyrenaica AS	Libya	EPI	-	-	-	-	-	-	(5)
Statoil Greenland AS	Greenland	EPI	-	-	-	-	-	-	(1)
Statoil Iran AS	Iran	EPI	-	-	-	-	-	-	2
Statoil Kharyaga AS	Russia	EPI	-	1	-	-	-	(1)	(104)
Statoil Kufra AS	Libya	EPI	-	-	-	-	-	-	1
Statoil SP Gas AS	Iran	EPI	-	1	-	-	(2)	-	3
Statoil Zagros Oil and Gas AS	Iran	EPI	-	-	-	-	-	-	(8)
Svanholmen 8 AS	Norway	Admin	-	-	-	4	(1)	(1)	(4)
Tjeldbergodden Luftgassfabrikk DA	Norway	MMP	-	-	22	1	-	-	2
Total			20,230	756	108,427	64,983	(25,495)	(28,052)	60,622

Poland
BeGreen Holding 2018-31 Sp.z o.o.	Poland	REN	-	-	-	-	-	-	-
BeGreen Poland	Poland	REN	-	-	-	-	-	-	-
BeGreen Poland 2018-31 Sp.z o.o.	Poland	REN	-	-	-	-	-	-	-
BeGreen Poland 2018-31 Sp.z o.o. Sp.k.	Poland	REN	-	-	-	-	-	-	-
BeGreen Poland 2021-43 Sp.z o.o	Poland	REN	-	-	-	-	-	-	-
BES Management Sp. z o. o.	Poland	REN	-	-	-	(3)	-	-	(3)
Cristallum 13 Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 35 Sp.z.o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 46 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 47 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 48 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 49 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Cristallum 50 Sp. z o.o	Poland	REN	-	-	-	-	-	-	-
D Solar Energy 2 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

27	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Danske Commodities A/S (Polish Branch)	Poland	MMP	-	-	-	-	-	-	-
Energy Solar 18 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 30 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 42 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 43 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 46 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 47 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 48 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 51 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 52 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 53 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 59 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 61 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 62 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 63 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 64 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 65 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 66 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 67 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 68 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 69 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 70 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 71 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Energy Solar 72 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 73 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 74 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 75 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 76 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 77 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
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28	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Energy Solar 79 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 81 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 82 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 83 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 84 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Energy Solar 85 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Equinor Polska Sp.zo.o.	Poland	REN	24	-	-	-	-	-	(2)
G Solar Energy 2 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	2
Grand Solar 1 Sp. z o. o.	Poland	REN	-	-	4	1	-	-	6
Grand Solar 2 Sp. z o. o.	Poland	REN	-	-	6	2	-	-	2
Grand Solar 3 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 4 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 5 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(3)
Grand Solar 6 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 7 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 8 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 9 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 10 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 11 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 12 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 13 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 14 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 15 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 16 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 17 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 18 Sp. z o. o.	Poland	REN	-	-	-	(1)	-	-	(2)
Grand Solar 19 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 20 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 21 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
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29	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Grand Solar 22 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 23 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	(1)
Grand Solar 24 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 25 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 26 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 27 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 28 Sp. z o.o.	Poland	REN	-	-	-	(1)	-	-	(1)
Grand Solar 29 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 30 Sp. z o.o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 31 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 32 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 33 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 34 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Grand Solar 35 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
MEP East 44 Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MEP East Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MEP North Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MFW Baltyk I S.A	Poland	REN	-	-	-	-	-	-	-
MFW Baltyk I Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
MFW Baltyk II Sp.zo.o	Poland	REN	-	-	-	-	-	-	-
MFW Baltyk III Sp.zo.o.	Poland	REN	-	-	-	-	-	-	-
Wento Sp. z o. o.	Poland	REN	-	-	-	2	-	(1)	(7)
Wilko 5 Sp. z o.o.	Poland	REN	-	(1)	3	-	-	(1)	8
Wind Power 1 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 2 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 3 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 4 Sp. z. o. o.	Poland	REN	-	-	-	-	-	-	-
Wind Power 5 Sp. z o. o.	Poland	REN	-	-	-	-	-	-	-
Total			24	(1)	13	(10)	-	(1)	(24)
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

30	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Romania
Danske Commodities A/S Aarhus Sucursala Bucuresti (branch of Danske Commodities A/S)	Romania	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Serbia
Danske Commodities Serbia d.o.o Beograd (Novi Beograd)	Serbia	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Singapore
Danske Commodities APAC Pte. Ltd.	Singapore	MMP	6	(1)	9	5	(1)	(1)	8
Equinor Asia Pacific Pte. Ltd.	Singapore	MMP	65	2	-	3	(1)	-	20
Total			71	2	9	8	(2)	(1)	29

South Korea
Bandibuli Energy Co., Ltd.	South Korea	REN	-	-	-	(70)	-	-	(108)
Dong Chuja Energy Co., Ltd	South Korea	REN	-	-	-	(8)	2	-	(7)
Donghae Floating offshore Wind Power Co., Ltd.	South Korea	REN	-	-	-	(1)	-	-	(1)
Equinor South Korea Co., Ltd	South Korea	REN	19	-	-	5	(1)	(1)	7
Equinor South Korea Hoopong Ltd.	South Korea	REN	-	-	-	(8)	-	-	(29)
Total			19	-	-	(82)	2	(1)	(139)

Spain
Equinor Nuevas Energias S.L.	Spain	REN	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

Sweden
BeGreen Sweden 2020-35 AB	Sweden	REN	-	-	-	-	-	-	-
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31	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

BeGreen Sweden 2022-49 AB	Sweden	REN	-	-	-	-	-	-	-
BeGreen Sweden AB	Sweden	REN	-	-	-	-	-	-	-
Danske Commodities Sweden AB	Sweden	MMP	-	-	-	-	-	-	-
Equinor OTS AB	Sweden	MMP	-	-	-	2	5	-	13
Statoil Sverige Kharyaga AB	Sweden	EPI	-	-	-	-	-	-	-
Total			1	-	-	2	5	-	13

Turkey
Danske Commodities Turkey Enerji Ticaret A.S.	Turkey	MMP	1	-	8	7	(2)	-	7
Total			1	-	8	7	(2)	-	7

UK
Counteract One LP	UK	TDI	-	-	-	-	-	-	-
Danske Commodities UK	UK	MMP	-	-	-	-	-	-	-
Danske Commodities UK Limited	UK	MMP	2	-	11	10	(2)	(2)	49
Equinor Blandford Road Limited	UK	REN	-	-	-	-	-	-	2
Equinor Energy Trading Limited	UK	MMP	-	(79)	-	-	-	-	(94)
Equinor H2H Saltend Ltd	UK	MMP	-	-	-	-	-	-	-
Equinor Low Carbons UK Limited	UK	MMP	-	-	-	-	-	-	-
Equinor New Energy Limited	UK	REN	-	36	103	215	27	-	1,650
Equinor Production UK Limited	UK	EPI	293	-	1	(3)	(1)	-	(24)
Equinor UK Limited	UK	EPI	544	(43)	836	99	14	(10)	110
Equinor Welkin Mill Limited	UK	REN	-	(1)	-	(1)	-	-	(1)
Equinor WOS Limited	UK	MMP	-	-	-	6	(2)	(16)	205
Gatroben Offshore Developments 1 Limited	UK	REN	-	-	-	-	-	-	-
Merlin Offshore Wind 2 Limited	UK	REN	-	-	-	-	-	-	-
Scira Extension Limited	UK	REN	-	1	-	(12)	-	-	(51)
Statoil UK Properties Limited	UK	EPI	-	-	-	-	-	-	(50)
Total			839	(86)	951	313	35	(28)	1,795
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

32	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Ukraine
Danske Commodities Ukraine LLC	Ukraine	MMP	-	-	-	-	-	-	-
Total			-	-	-	-	-	-	-

USA
Atlas Offshore Wind LLC	USA	REN	-	-	-	(6)	-	-	(6)
Beacon Wind Holdings LLC	USA	REN	-	-	-	-	-	-	-
Beacon Wind Land LLC	USA	REN	-	-	-	-	-	-	-
Beacon Wind LLC	USA	REN	-	-	-	-	-	-	-
Beech Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Burelle Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Camelot Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Canopy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Caroline Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cedar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Cedar Hall Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Dairy Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Danske Commodities US LLC	USA	MMP	-	(3)	11	-	-	-	36
Diamond Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Donar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
East Point Energy LLC	USA	REN	-	-	-	(14)	-	-	(17)
Eleanor Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Wind Holdings LLC	USA	REN	-	-	-	-	-	-	-
Empire Offshore Wind LLC	USA	REN	-	-	-	-	-	-	-
Equinor E&P Americas LP	USA	EPI	-	1	-	1	-	-	(52)
Equinor E&P Americas Investment LLC	USA	EPI	-	-	-	-	-	-	-
Equinor Energy LP	USA	EPI	-	51	2	5	-	-	(7,924)
Equinor Energy Services Inc.	USA	EPI	-	-	-	-	-	-	-
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33	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Equinor Energy Trading Inc.	USA	MMP	-	-	-	-	-	-	1
Equinor Exploration Company	USA	EPI	-	1	-	1	-	-	(49)
Equinor Global Projects LLC	USA	EPI	-	-	-	-	-	-	-
Equinor Gulf of Mexico Inc.	USA	EPI	-	1	-	1	-	-	(10)
Equinor Gulf of Mexico LLC	USA	EPI	-	306	2,724	1,583	-	-	(829)
Equinor Gulf of Mexico Response Company LLC	USA	EPI	-	(4)	-	(17)	-	-	(124)
Equinor Gulf Properties Inc.	USA	EPI	-	-	-	-	-	-	(224)
Equinor LCS Holdings LLC	USA	MMP	-	(3)	-	(7)	-	-	(7)
Equinor Louisiana Properties LLC	USA	EPI	-	(11)	-	(11)	-	-	(189)
Equinor Marketing & Trading (US) Inc.	USA	MMP	-	(28)	25,924	383	(1)	-	678
Equinor Natural Gas LLC	USA	MMP	-	74	1,907	417	335	(1)	884
Equinor Pipelines LLC	USA	MMP	-	43	203	134	-	-	549
Equinor Projects Inc.	USA	EPI	-	-	-	-	-	-	5
Equinor Shipping Inc.	USA	MMP	-	11	303	58	-	-	285
Equinor Texas Onshore Properties LLC	USA	EPI	-	3	-	2	-	-	(3,757)
Equinor US Capital LLC	USA	EPI	-	-	-	-	-	-	-
Equinor US CCS 1, LLC	USA	MMP	-	-	(5)	(5)	-	-	(10)
Equinor US Holdings Inc.	USA	EPI	-	(863)	-	(887)	(70)	(156)	(3,446)
Equinor US Operations LLC	USA	EPI	664	-	-	(20)	(560)	-	(472)
Equinor USA E&P Inc.	USA	EPI	-	(47)	544	23	-	-	(1,346)
Equinor USA Onshore Properties Inc.	USA	EPI	-	106	845	61	(9)	-	(859)
Equinor USA Properties Inc.	USA	EPI	-	-	-	-	(363)	(46)	2,029
Equinor Wind Services LLC	USA	REN	-	1	5	7	-	-	17
Equinor Wind US LLC	USA	REN	-	13	(76)	(396)	256	-	423
Estill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Evergreen Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
EW Offshore Wind Transport Corporation	USA	REN	-	-	-	-	-	-	-
Flat Rock Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Fork Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
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34	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Fox Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Gateway Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Goodrich Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Greta Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Guinevere Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Halifax Mt Laurel Solar LLC	USA	REN	-	-	-	-	-	-	-
Harmony Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hermon Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hillis Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Honeycutt Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hopkins Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hough Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Hunter Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Illinois Crossroads Solar LLC	USA	REN	-	-	-	-	-	-	-
Ivey Mill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
James Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lackie Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Little Falls Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Little Mountain Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Branch Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Long Hill Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Lucius Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Meadowfield Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
North America Properties LLC	USA	EPI	-	1	-	1	-	-	(4)
Oak Crest Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Oakey Springs Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Olive Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Omar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Onshore Holdings LLC	USA	EPI	-	-	-	-	-	-	(149)
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35	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Oxford Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Park Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Parran Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Peach Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pecan Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pickwick Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pinsley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Pleasant Valley Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Poplar Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Potters Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Quarry Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rabbit Hollow Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Railroad Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Rawsonville Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Red Run Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Reid Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Renewable Energy Shared Assets LLC	USA	REN	-	-	-	-	-	-	-
Rosepine Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Roxboro Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sangchris Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
SBMT Asset LLC	USA	REN	-	-	-	-	-	-	-
Shoals Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Simpson Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Snow Camp Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sparkleberry Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Spindler Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Spinnaker (BVI) 242 LTD	USA	EPI	-	-	-	-	-	-	-
Spinnaker Exploration (BVI) 256 LTD	USA	EPI	-	-	-	-	-	-	-
Spinnaker Exploration Holdings (BVI) 256 LTD	USA	EPI	-	-	-	-	-	-	-
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36	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of incorporation (in USD millions)	Country of operation	Core business activity	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings⁵⁾

Spinnaker Holdings (BVI) 242 LTD	USA	EPI	-	-	-	-	-	-	-
Summersweet Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Sunset Ridge Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Tobey Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Union Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Welcome Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Wells Hollow Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
West Haven Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Wire Energy Center, LLC	USA	REN	-	-	-	-	-	-	-
Total			664	(348)	32,387	1,314	(411)	(203)	(14,569)

Sum before eliminations			23,449	(3)	148,549	67,153	(25,940)	(28,461)	42,341
Consolidation eliminations⁴⁾				3	(41,376)	(29,269)	(40)	(2)	5,048
Equinor group			23,449	-	107,174	37,884	(25,980)	(28,463)	47,389	5)
      Equinor 2023 Payments to governmentsPayments to governmentsments to governments

37	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD millions)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings

Albania	-	(1)	1	-	-	-	-
Algeria	20	12	504	213	(127)	(161)	84
Angola	16	45	1,794	1,198	(579)	(431)	622
Argentina	6	2	282	(69)	(12)	(1)	(34)
Australia	1	1	(6)	(6)	-	-	(277)
Azerbaijan	9	8	351	(184)	32	(71)	203
Belgium	66	-	-	-	-	-	-
Bosnia and Herzegovina	1	-	-	-	-	-	-
Brazil	939	(624)	2,231	(321)	280	17	(3,840)
Canada	70	-	457	220	(108)	2	(1,959)
China	8	-	-	-	-	-	(16)
Colombia	-	-	-	-	-	-	(122)
Denmark	447	115	3,351	380	(80)	(35)	975
Germany	19	4	53	31	(8)	(5)	97
Greenland	-	-	-	-	-	-	(1)
India	4	-	-	1	-	(1)	(2)
Iran	-	2	-	-	(2)	-	(3)
Iraq	-	1	-	-	-	-	(187)
Ireland	-	-	-	-	-	-	2
Japan	9	-	(1)	-	-	-	1
Kazakhstan	-	-	-	-	-	-	-
Kosovo	-	(1)	1	-	-	-	-
Libya	5	4	134	121	(87)	(89)	30
Macedonia	1	-	-	-	-	-	-
Mexico	-	(1)	-	(4)	-	-	(144)
Mozambique	-	-	-	-	-	-	(1)
Netherlands	19	160	1	75	(17)	(28)	415
New Zealand	-	-	-	-	-	-	(76)
Nicaragua	-	-	-	-	-	-	(65)
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38	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments

Contextual information at Equinor group level based on country of operation (in USD millions)	Number of employees¹⁾	Net Intercompany interest	Revenues	Income before tax	Income tax expense²⁾	Income tax paid³⁾	Retained earnings

Nigeria	10	20	400	301	(129)	(124)	61
Norway	20,168	668	105,606	63,681	(24,728)	(27,289)	61,387
Poland	24	(1)	13	(10)	-	(1)	(24)
Russia	2	4	3	(11)	-	(9)	(837)
Singapore	71	2	9	8	(2)	(1)	29
South Africa	-	-	-	-	-	-	(93)
South Korea	19	-	-	(82)	1	(1)	(139)
Suriname	-	-	-	(3)	-	-	(72)
Sweden	1	-	-	2	5	-	13
Tanzania	10	-	-	(10)	-	-	(262)
Turkey	1	-	8	7	(2)	-	7
UK	839	(82)	969	334	35	(28)	1,875
Uruguay	-	-	-	-	-	-	(74)
USA	664	(341)	32,387	1,279	(412)	(203)	(14,609)
Venezuela	-	1	-	1	(1)	-	(622)
Sum before eliminations	23,449	(3)	148,549	67,153	(25,940)	(28,461)	42,341
Consolidation eliminations⁴⁾		3	(41,376)	(29,269)	(40)	(2)	5,048
Equinor group	23,449	-	107,174	37,884	(25,980)	(28,463)	47,389	5)

1) Number of employees is reported based on the company’s country of operation.
2) Income tax expense as defined in note 11 of the Consolidated financial statements in the 2023 Integrated annual report.
3) Income tax paid includes taxes paid in-kind of USD 364 million.
4) All intercompany balances and transactions arising from Equinor’s internal transactions, have been eliminated in full. The relevant amounts are included in the consolidation eliminations line. Revenues column: eliminations of intercompany revenues and netting of some intercompany costs. Income before tax column: eliminations of intercompany dividend distribution and share impairment as well as foreign exchange gain on intergroup loan. Income tax expense column: tax effects of certain elimination entries. Retained earnings column: eliminations are mainly related to foreign currency translation effects in the consolidation process. Translation of results and financial position to presentation currency of USD is significantly affected by the investment in subsidiaries which has NOK as functional currency. In turn, those subsidiaries include the results and financial position of their investments in foreign subsidiaries, which have USD as functional currency.

5) Retained earnings at Equinor group level includes currency translation adjustments and OCI from equity accounted investments as presented in Consolidated statement of changes in equity in the 2023 Integrated annual report.

    Equinor 2023 Payments to governments

39	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Other resources
–Data for Payments to governments report 2023
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor’s tax transparency position
https://www.equinor.com/sustainability/governance-and-transparency#tax-and-transparency
–Equinor 2023 Integrated annual report
https://www.equinor.com/investors/annual-reports
    Equinor 2023 Payments to governments

40	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
To the Board of Directors of Equinor ASA
Independent accountant’s limited assurance report
on the Report on payments to governments
Scope
We have been engaged by Equinor ASA to perform a limited assurance engagement, as defined by International
Standards on Assurance Engagements, here after referred to as the engagement, to report on Equinor ASA’s
Report on the payments to governments (the “Report”) for the year ended 31 December 2023.
Criteria applied by Equinor ASA
In preparing the Report, Equinor ASA applied the Norwegian Accounting Act §3-3d, the Norwegian Security Trading
Act §5-5a, Forskrift om land-for-land rapportering and the reporting principles as set out in the Report (the
“Criteria”); As a result, the information may not be suitable for another purpose.
Equinor ASA’s responsibilities
Equinor ASA’s Board of Directors and management are responsible for selecting the Criteria, and for presenting the payments to governments in accordance with that Criteria, in all material respects. This responsibility includes establishing and maintaining internal controls, maintaining adequate records, and making estimates that are relevant to the preparation of the Report, such that it is free from material misstatement, whether due to fraud or error.
EY’s responsibilities
Our responsibility is to express a conclusion on the presentation of the Report based on the evidence we have obtained.
We conducted our engagement in accordance with the International Standard for Assurance Engagements Other
Than Audits or Reviews of Historical Financial Information (‘ISAE 3000 (Revised)’), and the terms of reference for this engagement as agreed with Equinor ASA on 29 January 2024. Those standards require that we plan and perform our engagement to express a conclusion on whether we are aware of any material modifications that need to be made to the payments to governments in order for it to be in accordance with the Criteria, and to issue a report. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risk of material misstatement, whether due to fraud or error.
We believe that the evidence obtained is sufficient and appropriate to provide a basis for our limited assurance conclusion.
Our independence and quality management
We have maintained our independence and confirm that we have met the requirements of the Code of Ethics for
Professional Accountants issued by the International Ethics Standards Board for Accountants, and have the required competencies and experience to conduct this assurance engagement.
EY also applies International Standard on Quality Management 1, Quality Management for Firms that Perform Audits or Reviews of Financial Statements, or Other Assurance or Related Services engagements, which requires that we design, implement and operate a system of quality management including policies or procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.
Description of procedures performed
Procedures performed in a limited assurance engagement vary in nature and timing from, and are less in extent than for a reasonable assurance engagement. Consequently, the level of assurance obtained in a limited assurance engagement is substantially lower than the assurance that would have been obtained had a reasonable assurance engagement been performed. Our procedures were designed to obtain a limited level of assurance on which to base our conclusion and do not provide all the evidence that would be required to provide a reasonable level of assurance.
Although we considered the effectiveness of management’s internal controls when determining the nature and extent of our procedures, our assurance engagement was not designed to provide assurance on internal controls.
Our procedures did not include testing controls or performing procedures relating to checking aggregation or calculation of data within IT systems.
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41	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
A limited assurance engagement consists of making enquiries, primarily of persons responsible for preparing the
Report and related information, and applying analytical and other appropriate procedures.
Our procedures included:
•Inquiries with management and relevant personnel to obtain an understanding and to evaluate the appropriateness of methods and procedures used in the preparation of the Report;
•Based on our understanding, the use of analytical procedures to identify and discuss any unusual movements in the information presented in the Report compared to the prior year;
•On a sample basis, verification of clerical accuracy and nature of payments disclosed in the Report;
•Reconciliation of the information presented in the Report to the underlying records and documentation on a sample basis;
•Assessment of the appropriateness of the payments in the Report in respect of the defined Criteria; and
•Assessment of the appropriateness of the governing policy (WR2665) related to preparation of the Report.
We also performed such other procedures as we considered necessary in the circumstances.
Conclusion
Based on our procedures and the evidence obtained, we are not aware of any material modifications that need to be made to the Report for the year ended 31 December 2023, in order for it to be in accordance with the Criteria.
N-4035, 12 March 2024
Ernst & Young AS
Tor Inge Skjellevik
State Authorised Public Accountant (Norway)
(This translation from Norwegian has been made for information purposes only.)
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42	Contents	Introduction	Basis for preparation	Reporting principles	Consolidated overview of payments	Payments per project and receiving entity	Contextual information at country level	Contextual information and Equinor group level	Other resources	Independent accountant’s limited assurance report	Board statement on Report on payments to governments
Board statement on Report on payments to governments
To the best of our knowledge, we confirm that the
information presented in this report has been
prepared in accordance with the requirements of the
Norwegian Accounting Act section 3-3d and the
Norwegian Securities Trading Act section 5-5a and
associated regulations.

12 March 2024
THE BOARD OF DIRECTORS OF EQUINOR ASA

/s/ JON ERIK REINHARDSEN
CHAIR

/s/ ANNE DRINKWATER	/s/ REBEKKA GLASSER HERLOFSEN	/s/ JONATHAN LEWIS
DEPUTY CHAIR

/s/ FINN BJØRN RUYTER	/s/ TOVE ANDERSEN	/s/ HAAKON BRUUN-HANSEN

/s/ STIG LÆGREID	/s/ PER MARTIN LABRÅTEN	/s/ HILDE MØLLERSTAD

/s/ ANDERS OPEDAL
PRESIDENT AND CEO
Equinor ASA
Box 8500
NO-4035 Stavanger
Norway
Telephone: +47 51 99 00 00
www.equinor.com